Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form F-1 of our report dated January 12, 2015 relating to the consolidated financial statements of Klox Technologies Inc. appearing in the Prospectus, which is part of this Registration Statement. We also consent to the reference to us under the heading “Experts” in such Prospectus.

Independent Registered Public Accounting Firm

/s/ Deloitte LLP1

February 11, 2015

[1]	CPA auditor, CA, public accountancy permit No. A114871